As filed with the Securities and Exchange Commission on February 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SPRINGWORKS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-4066827
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Washington Blvd
Stamford, CT 06902
(203) 883-9490

(Address of Principal Executive Offices)

SpringWorks Therapeutics, Inc. Amended and Restated 2019 Stock Option and Equity Incentive Plan

SpringWorks Therapeutics, Inc. 2019 Employee Stock Purchase Plan

(Full Title of the Plans)

Saqib Islam
Chief Executive Officer
100 Washington Blvd
Stamford, CT 06902
(203) 883-9490

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley Taft

Sarah Ashfaq

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”) under the Registrant’s Amended and Restated 2019 Stock Option and Equity Incentive Plan (the “Equity Incentive Plan”) and 2019 Employee Stock Purchase Plan (the “ESPP”).

The number of shares of Common Stock reserved and available for issuance under the Equity Incentive Plan is subject to an automatic annual increase on each January 1, by an amount equal to five percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator of the Equity Incentive Plan (as defined in the Equity Incentive Plan). Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the Equity Incentive Plan increased by 3,121,157 shares.

The number of shares of Common Stock reserved and available for issuance under the ESPP is subject to an automatic annual increase on each January 1, by the lesser of (i) 1% of the outstanding shares on the immediately preceding December 31, (ii) 663,229 shares of Common Stock, or (iii) such amount as determined by the Administrator of the ESPP (as defined in the ESPP). Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 624,232 shares.

This Registration Statement on Form S-8 registers these additional 3,745,389 shares of Common Stock. The additional shares are of the same class as other securities relating to the plans for which the Registrant’s registration statements filed on Form S-8 (Registration No. 333-234365) on October 29, 2019, March 23, 2020 (Registration No. 333-237350), February 25, 2021 (Registration No. 333-253531), and February 24, 2022 (Registration No. 333-262996) is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-234365) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, Connecticut on the 28th day of February, 2023.

SPRINGWORKS THERAPEUTICS, INC.

By:	/s/ Saqib Islam
Saqib Islam, J.D.
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Saqib Islam and Francis I. Perier, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Saqib Islam	Chief Executive Officer, Director	February 28, 2023
Saqib Islam, J.D.	(Principal Executive Officer)

/s/ Francis I. Perier, Jr.	Chief Financial Officer	February 28, 2023
Francis I. Perier, Jr.	(Principal Financial Officer)

/s/Michael P. Nofi	Chief Accounting Officer	February 28, 2023
Michael P. Nofi	(Principal Accounting Officer)

/s/ Daniel S. Lynch	Chairman	February 28, 2023
Daniel S. Lynch, M.B.A.

s/ Carlos Albán	Director	February 28, 2023
Carlos Albán
/s/ Alan Fuhrman	Director	February 28, 2023
Alan Fuhrman

/s/ Julie Hambleton	Director	February 28, 2023
Julie Hambleton, M.D.

/s/ Freda Lewis-Hall	Director	February 28, 2023
Freda Lewis-Hall, M.D., DFAPA

/s/ Jeffrey Schwartz	Director	February 28, 2023
Jeffrey Schwartz, M.B.A.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of SpringWorks Therapeutics, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the Securities and Exchange Commission on September 17, 2019 (File No. 001-39044)).
4.2	Amended and Restated Bylaws of the registrant, as currently in effect. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2019 (File No. 001-39044)).
4.3	Amendment to the Amended and Restated Bylaws of the Registrant, as currently in effect. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2020 (File No. 001-39044).
4.4	Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated August 30, 2019 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on September 3, 2019 (File No. 333-233351)).
4.5	Amendment to the Amended and Restated Investors’ Rights Agreement, dated as of February 25, 2021 (Incorporated by reference to Exhibit 4.4 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2021 (File No. 001-39044)).
4.6	Description of the Registrant’s Securities (Incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 12, 2020 (File No. 001-39044)).
5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1	Amended and Restated 2019 Stock Option and Equity Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2022 (File No. 001-39044)).
99.2	2019 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended, filed on September 3, 2019 (File No. 333-233351)).
107*	Filing Fee Table.

*	Filed herewith.